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                                                                    EXHIBIT 99.1


(COLLINS & AIKMAN LOGO)                                            NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
NOVEMBER 14, 2006

             COLLINS & AIKMAN RESTRUCTURING FOCUS SHIFTS TOWARD SALE
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SOUTHFIELD, MICH. -- Collins & Aikman Corporation (CKCRQ) announced today that it expects to sell its operations, in whole or in parts, to maximize the value of the enterprise for its creditors and preserve the largest number of jobs for its employees.

On August 30, 2006, the Company filed a plan of reorganization that proposed a framework for emergence from Chapter 11. Under the Plan, the Company's pre-petition secured lenders were to exchange their debt for equity in a reorganized Collins & Aikman. The Plan also provided the flexibility to continue the sale process as an alternative recovery strategy.

After recently announced production cuts by its major customers and projected deterioration in the US automotive sector, the Company, in consultation with its major creditor constituencies, further analyzed the risks and benefits of operating as a stand-alone enterprise. The Company, in conjunction with its creditors, has concluded that a sale process option in the Plan represents the best strategy for maximizing creditor recoveries. The current course of action was recommended by Collins & Aikman's senior management team and restructuring advisors after meeting with creditors.

"The valiant and successful effort put forth by C&A's employees and restructuring team to stabilize operations must be commended," commented Frank Macher, Collins & Aikman's President and CEO. "However, industry conditions have continued to deteriorate to a point that we have determined it was absolutely necessary for us to pursue a cooperative sale process to provide the maximum value for our creditors and preserve the largest number of jobs for our employees."

In conjunction with the sale process, the Company anticipates announcing the consolidation or closure of additional facilities in the near future. Rationale for these additional actions will largely be based on buyer interest, which likely will take into consideration projected capacity requirements, plant performance, and the operational restructuring and volume reduction measures recently announced by its largest customers.

"Despite the current environment, there are portions of our operations that have not only shown improvement but are operating at a level that should be very attractive for the right buyer," added Macher. "We have maintained a dialogue with a number of interested parties throughout our reorganization and feel pursuing this track is the best option available for all of our stakeholders, including employees, customers and creditors."

                                    * * * * *

Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, plastic-based trim, and convertible top systems. The Company is headquartered in Southfield, Michigan. Additional information about Collins & Aikman, the Plan of Reorganization, the Disclosure Statement, and any exhibits, when filed, will be available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe,"

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"estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing.


CONTACT:
DAVID A. YOUNGMAN
VICE PRESIDENT COMMUNICATIONS
(248) 728-4600
DAVID.YOUNGMAN@COLAIK.COM